
<ARTICLE>                                   5
<LEGEND>
This schedule contains summary financial information extracted from Berkshire
Realty Company's Financial Statements for the year ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<CURRENCY>     U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                           MAR-31-1997
<PERIOD-START>                              JAN-01-1997
<PERIOD-END>                                MAR-31-1997
<EXCHANGE-RATE>                                   1
<CASH>                                        5,625,006
<SECURITIES>                                 12,666,499<F1>
<RECEIVABLES>                                 9,849,489<F2>
<ALLOWANCES>                                          0
<INVENTORY>                                           0
<CURRENT-ASSETS>                             79,865,257<F3>
<PP&E>                                      474,307,805<F4>
<DEPRECIATION>                                        0
<TOTAL-ASSETS>                              582,314,056
<CURRENT-LIABILITIES>                        11,357,067
<BONDS>                                     289,762,123<F5>
<PREFERRED-MANDATORY>                        59,338,860<F6>
<PREFERRED>                                           0
<COMMON>                                    224,594,914<F7>
<OTHER-SE>                                  (2,738,908)<F8>
<TOTAL-LIABILITY-AND-EQUITY>                582,314,056
<SALES>                                               0
<TOTAL-REVENUES>                             25,402,568<F9>
<CGS>                                                 0
<TOTAL-COSTS>                                         0
<OTHER-EXPENSES>                             22,069,900<F10>
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                            5,834,396
<INCOME-PRETAX>                                       0
<INCOME-TAX>                                          0
<INCOME-CONTINUING>                         (2,501,728)
<DISCONTINUED>                                  282,832<F11>
<EXTRAORDINARY>                               (294,783)<F12>
<CHANGES>                                     5,408,702<F13>
<NET-INCOME>                                  2,895,023
<EPS-PRIMARY>                                       .11
<EPS-DILUTED>                                       .11

<F1>   Includes MBS securities and Mortgage loans held.
<F2>   Includes escrows held.
<F3>   Includes Investment in Joint Venture of 37,136,167; Intangible Asset
       and Workforce acquired of 31,057,341 and other assets of 11,671,749.
<F4>   Includes properties held less depreciation.
<F5>   Includes Credit Agreements, Mortgages payable and Repurchase Agreements.
<F6>   Includes Minority Interest.
<F7>   Includes Common Stock, Additional Paid-In Capital and Retained deficit.
<F8>   Includes Loan receivable to Officer and Treasury Stock.
<F9>   Includes all Revenue of the Company.
<F10>  Includes all expenses of the Company.
<F11>  Includes Minority Interest income.
<F12>  Includes loss on Joint Venture.
<F13>  Includes Gain on Sale of properties.

